Exhibit 14



CONSENT OF INDEPENDENT AUDITORS

Smith Barney Fundamental Value Fund Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 2-71469 of our report dated November 12, 1999, appearing in the Annual Report to Shareholders for the year ended September 30, 1999, which is incorporated by reference in the Statement of Additional Information, which is included in such Registration Statement on Form N-14, and to the references to us under the caption "Synopsis - Distribution of Shares and Other Services - Other Service Providers" in the Proxy Statement/Prospectus, which is also included in such Registration Statement on Form N-14.



Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
July 12, 2000

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                                                                    Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 ("Registration Statement") of Smith Barney Fundamental Value Fund Inc. of our report dated December 14, 1999, relating to the financial statements and financial highlights of CitiSelect Folio 500 Growth Plus which appears in the October 31, 1999 Annual Report of CitiSelect Folios, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Other Service Providers " and "Agreement and Plan of Reorganization" in the Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 14, 2000